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    As filed with the Securities and Exchange Commission on November 29, 1996
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                        SWISHER INTERNATIONAL GROUP INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                             13-3857632
         (State of incorporation                   (I.R.S. Employer
            or organization)                      Identification No.)

          459 East 16th Street
          Jacksonville, Florida                          32206
          (Address of principal                       (Zip Code)
            executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                     Name of each exchange on
                Title of each class                     which each class is
                to be so registered                      to be registered
                --------------------             ------------------------------

Class A Common Stock, par value $.01 per share          New York Stock Exchange
                 (Title of class)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the Registrant's Class A Common Stock, par value $.01 per share, is contained in the "Description of Capital Stock" contained in the Registrant's Prospectus in the form to be filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which Prospectus will constitute a part of the Registrant's Registration Statement on Form S-1 (No. 33-14975), as amended, and such description is incorporated herein by reference.


ITEM 2.   EXHIBITS

     The securities to be registered are to be registered pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended, on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits required in accordance with
Part II to the instructions as to exhibits to a Registration Statement on Form 8-A have been duly filed with the NYSE:

1. Registrant's Registration Statement on Form S-1 (No. 333-14975), filed with the Securities and Exchange commission on October 29, 1996, Amendment No. 1 thereto filed November 14, 1996, Amendment No. 2 thereto filed November 18, 1996 and Amendment No. 3 thereto filed December 2, 1996.

4.1 Form of Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 filed as part of Amendment No. 1 to Registration Statement No. 333-14975 filed by the Registrant on November 14, 1996).

4.2 Form of Amended and Restated By-Laws of Registrant (incorporated by reference to Exhibit 3.2 filed as part of Amendment No. 1 to Registration Statement No. 333-14975 filed by the Registrant on November 14, 1996).

4.3 Form of Registration Rights Agreement between the Registrant and Hay Island Holding Corporation (incorporated by reference to Exhibit 10.1 filed as part of Amendment No. 1 to Registration Statement No. 333-14975 filed by the Registrant on November 14, 1996).

5. Specimen of Registrant's Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 filed as part of Amendment No. 3 to the Registration Statement No. 333-14975 filed by the Registrant on
     December 2, 1996).




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              SWISHER INTERNATIONAL GROUP INC.

                              By: /s/ Robert A. Britton
                                  --------------------------------------------

                              Name:  Robert A. Britton
                              Title: Chief Financial Officer





Date:     November 29, 1996